CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated July 1, 2005, relating to the financial statements and financial highlights of Washington Mutual Investors Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Experts", "Independent Registered Public Accounting Firm" and "Prospectuses, Reports to Shareholders and Proxy Statements in such Registration Statement.


PRICEWATERHOUSECOOPERS, LLP

Los Angeles, California
June 27, 2005